UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 13, 2021

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Sunnova Energy International Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38995	30-1192746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 East Greenway Plaza, Suite 540
Houston, Texas 77046
(Address, including zip code, of principal executive offices)

(281) 892-1588
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	NOVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    Increase in the Number of Directors Constituting the Board of Directors and Election of Mary Yang to the Board of Directors.

Effective October 13, 2021, the Board of Directors (the “Board”) of Sunnova Energy International Inc. (the “Company”), increased the number of directors constituting the whole Board from nine to ten. Then, based on the recommendation of the Nominating and Governance Committee, the Board elected Ms. Mary Yang as an independent Class III director of the Company with a term expiring at the Company’s 2022 Annual Meeting of Stockholders. In addition, and based on the recommendation of the Nominating and Governance Committee, the Board appointed Ms. Yang to serve as a member of the Audit Committee.

Ms. Yang has more than 25 years of experience in technology through a career focused on advising companies on strategic investments, alliance opportunities and global M&A activity. Ms. Yang currently serves as Senior Vice President and Chief Strategy Officer of Ciena Corporation, a networking systems, services and software company, a position she has held since April 2020. Prior to joining Ciena, she served as Vice President of Corporate Development/Business Development at NIO Inc., a leader in the design and development of smart, high-performance electric vehicles from February 2016 to April 2020. Previously, Ms. Yang served as Vice President of Corporate Development and Strategic Alliances at Fortinet, Inc., a global leader in cybersecurity solutions, from July 2014 to February 2016. In addition, she previously held senior leadership roles in strategy and corporate development at leading communications companies, including Cisco Systems, Inc. and Nortel Networks Limited.

Ms. Yang holds several academic degrees from Stanford University, including a Juris Doctorate, Master of Business Administration, Master of Science in Management Science and Engineering, and Bachelor of Arts in Quantitative Economics.

In connection with her election to the Board, on October 13, 2021, Ms. Yang was awarded a restricted stock unit grant under the Company’s 2019 Long Term Incentive Plan covering 3,036 shares of the Company’s common stock, such award to vest on the one-year anniversary of the date of grant, subject to Ms. Yang’s continued service through that date. Ms. Yang will also be entitled to receive an annual cash retainer of (i) $60,000 for her service on the Board, and (ii) $10,000 for her service on the Audit Committee, payable quarterly, subject to Ms. Yang’s continued service on the first day of the applicable quarter, prorated for fiscal year 2021.

All of Ms. Yang’s equity awards received for her service on the Board will vest in full immediately prior to, and contingent upon, a change of control of the Company.

In addition, Ms. Yang and the Company will enter into an indemnification agreement, the form of which is attached as an exhibit to Amendment No.1 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-232393), filed with the SEC on July 3, 2019. There are no understandings or arrangements between Ms. Yang and any other person pursuant to which Ms. Yang was selected as a director. There are no transactions in which Ms. Yang has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Ms. Yang’s election to the Board is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press release dated October 13, 2021.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNNOVA ENERGY INTERNATIONAL INC.

Date: October 13, 2021	By:	/s/ Walter A. Baker
Walter A. Baker
Executive Vice President, General Counsel and Secretary